UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

April 10, 2007

Date of Report (Date of Earliest Event Reported)
HARRIS INTERACTIVE INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or other jurisdiction of incorporation)

000-27577	16-1538028

(Commission File Number)	(IRS Employer Identification Number)
135 Corporate Woods, Rochester, New York 14623
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number Including Area Code:	(585) 272-8400

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 — Financial Information
Item 7.01 — Regulation FD Disclosure
Reduced sales and revenue outlook
On April 10, 2007, Harris Interactive Inc. (the “Company”) issued a Press Release indicating that due to lower than anticipated sales bookings in March, the Company has reduced its outlook for sales and revenue for the second half of its fiscal year ending June 30, 2007. A copy of the Press Release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
Share repurchase program update
From its inception in May 2006 through April 6, 2007, the Company has repurchased 8.7 million shares of its common stock through its share repurchase program, at an average price of $5.54 per share. The program has approximately $6.6 million remaining of the $55 million of authorized capacity. The Company expects to use the full capacity of the program, through purchases in the open market or private transactions in accordance with applicable laws and regulations, prior to the program’s expiration on December 31, 2007.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 99.1	Press Release issued by Harris Interactive Inc. on April 10, 2007 announcing the Company’s reduced outlook for sales and revenue
Exhibit 99.1 is not “filed” pursuant to the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations under the Securities Act of 1933.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARRIS INTERACTIVE INC.
(Registrant)

By:	/s/ Ronald E. Salluzzo

Name:	Ronald E. Salluzzo
Title:	Chief Financial Officer and Corporate Secretary (Principal Financial Officer)
Dated: April 10, 2007

Exhibit Index

Exhibit No.	Exhibit Description

99.1	Press Release issued by Harris Interactive Inc. on April 10, 2007 announcing the Company’s reduced outlook for sales and revenue